AGREEMENT AND PLAN OF REORGANIZATION


          THIS AGREEMENT (the "Plan") is made this 20th day of December,
1996, between Triple Chip Systems, Inc., a Delaware corporation ("Triple Chip"), Miller Petroleum, Inc., a Tennessee corporation ("Miller Petroleum"), and the persons listed in Exhibit A hereof who are the owners of record of all of the issued and outstanding securities of Miller Petroleum (the "Miller Petroleum Stockholders").

          Triple Chip wishes to acquire all of the issued and outstanding stock of Miller Petroleum in exchange for stock of Triple Chip in a transaction qualifying as a tax-free exchange pursuant to Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

          NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, IT IS AGREED:

                                 Section 1

                             Exchange of Stock

       1.1 Number of Shares. The Miller Petroleum Stockholders agree to transfer to Triple Chip at the closing (the "Closing") 100% of the outstanding securities of Miller Petroleum, which are listed in Exhibit A attached hereto and incorporated herein by reference (the "Miller Petroleum Shares"), in exchange for an aggregate total of 5,000,000 shares of $0.0001 par value "unregistered" and "restricted" common voting stock of Triple Chip, which shares shall represent approximately 83.33% of the outstanding voting securities of Triple Chip at the time of Closing (this percentage assumes that there are presently 417,465 outstanding shares of common voting stock of Triple Chip, and the issuance of the shares of common stock of Triple Chip outlined in Sections 1.7 and 1.8 below); all of such shares of common voting stock shall be issued to the Miller Petroleum Stockholders as outlined in Exhibit A.

       1.2     Delivery of Certificates by Miller Petroleum Stockholders.
The transfer of the Miller Petroleum Shares by the Miller Petroleum Stockholders shall be effected by the delivery to Triple Chip at the Closing of stock certificate or certificates representing the transferred shares duly endorsed in blank or accompanied by stock powers executed in blank, with all signatures witnessed or guaranteed to the satisfaction of Triple Chip and with all necessary transfer taxes and other revenue stamps affixed and acquired at the Miller Petroleum Stockholders expense.

       1.3 Further Assurances. At the Closing and from time to time thereafter, the Miller Petroleum Stockholders shall execute such additional instruments and take such other action as Triple Chip may request in order to exchange and transfer clear title and ownership in the Miller Petroleum Shares to Triple Chip.

       1.4 Name Change. As soon after the Closing as is practicable, the Stockholders of Triple Chip shall adopt, ratify and approve all resolutions required or necessary to change Triple Chip's name to "Miller Petroleum, Inc." and its domicile from the State of Delaware to the State of Tennessee.

       1.5 Resignations of Present Directors and Executive Officers and Designation of New Directors and Executive Officers. On Closing, the present directors and executive officers of Triple Chip shall resign, in seriatim, and designate the directors and executive officers of Miller Petroleum to serve in their place and stead, until the next respective annual meetings of the stockholders and Board of Directors of Triple Chip, and until their respective successors shall be elected and qualified or until their respective prior resignations or terminations.

       1.6     Assets and Liabilities of Triple Chip at Closing.  Triple
Chip shall have no assets or liabilities at Closing, and all costs incurred by Triple Chip incident to the Plan shall have been paid or satisfied.

       1.7 Adoption of Written Compensation Agreement. Simultaneous with the Closing, Triple Chip shall have adopted, ratified and approved a written compensation agreement pursuant to which an aggregate total of 300,000 shares of its common voting stock will be issued in consideration of $3,000 in "non-capital raising" services rendered in connection with this Plan, subject to being registered with the Securities and Exchange Commission pursuant to an S-8 Registration Statement; copies of the written compensation agreement and S-8 Registration Statement shall have been provided to Miller Petroleum and the Miller Petroleum Stockholders prior to Closing.

       1.8     Issuance of Additional Shares for Finders' Fees.
Simultaneous with the Closing, Triple Chip shall also have adopted, ratified and approved resolutions providing for the issuance of an aggregate total of 282,535 "unregistered" and "restricted" shares of its common voting stock to the same consultants, as additional consideration for services rendered, which shall be outlined in the Consent of Directors, related to the adoption, ratification and approval of the Plan.

                                 Section 2

                                  Closing

          The Closing contemplated by Section 1.1 shall be held at the offices of Leonard W. Burningham, Suite 205 Hermes Building, 455 East 500 South, Salt Lake City, Utah 84111, unless another place or time is agreed upon in writing by the parties. The Closing may be accomplished by wire, express mail or other courier service, conference telephone communications or as otherwise agreed by the respective parties or their duly authorized representatives.

                                 Section 3

               Representations and Warranties of Triple Chip

          Triple Chip represents and warrants to, and covenants with, the Miller Petroleum Stockholders and Miller Petroleum as follows:

       3.1 Corporate Status. Triple Chip is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary (Delaware only.) Triple Chip is a publicly held company, having lawfully offered and sold a portion of its securities in accordance with applicable federal and state securities laws, rules and regulations, pursuant to an S-18 Registration Statement filed with the Securities and Exchange Commission, and a Prospectus dated June 5, 1987. There is presently no "established trading market" for these or any other securities of Triple Chip; however, Triple Chip has obtained a listing on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. (the "NASD"), under the symbol "TCSY." Triple Chip voluntarily files reports with the Securities and Exchange Commission pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is presently "current" in the filing of all such reports which were required to be filed during the past 12 months; copies of these reports shall have been provided to Miller Petroleum and the Miller Petroleum Stockholders prior to Closing.

       3.2 Capitalization. The authorized capital stock of Triple Chip consists of 500,000,000 shares of common voting stock, having a par value of $0.0001 per share, of which 417,465 shares are issued and outstanding, all fully paid and non-assessable; except as indicated in Sections 1.7 and 1.8 above, there are no outstanding options, warrants or calls pursuant to which any person has the right to purchase any authorized and unissued capital stock of Triple Chip.

       3.3     Financial Statements.  The financial statements of Triple
Chip furnished to the Miller Petroleum Stockholders and Miller Petroleum, consisting of an audited balance sheet for the years ended December 31, 1995 and 1994, and a related statement of income for the periods then ended, attached hereto as Exhibit B, and the unaudited balance sheet and income statement for the period ended October 31, 1996, attached hereto as Exhibit B-1, which are incorporated herein by reference, are correct and fairly present the financial condition of Triple Chip at such dates and for the periods involved; such statements were prepared in accordance with generally accepted accounting principles consistently applied, and no material change has occurred in the matters disclosed therein, except as indicated in Exhibit C, which is attached hereto and incorporated herein by reference. Such financial statements do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

       3.4 Undisclosed Liabilities. Triple Chip has no liabilities of any nature except to the extent reflected or reserved against in its balance sheets, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities and interest due or to become due, except as set forth in Exhibit C.

       3.5 Interim Changes. Since the date of its balance sheets, except as set forth in Exhibit C, there have been no (1) changes in financial condition, assets, liabilities or business of Triple Chip which, in the aggregate, have been materially adverse; (2) damages, destruction or losses of or to property of Triple Chip, payments of any dividend or other distribution in respect of any class of stock of Triple Chip, or any direct or indirect redemption, purchase or other acquisition of any class of any such stock; or
(3) increases paid or agreed to in the compensation, retirement benefits or other commitments to employees.

       3.6 Title to Property. Triple Chip has good and marketable title to all properties and assets, real and personal, reflected in its balance sheets, and the properties and assets of Triple Chip are subject to no mortgage, pledge, lien or encumbrance, except for liens shown therein or in Exhibit C, with respect to which no default exists.

       3.7 Litigation. There is no litigation or proceeding pending, or to the knowledge of Triple Chip, threatened, against or relating to Triple Chip, its properties or business, except as set forth in Exhibit C. Further, no officer, director or person who may be deemed to be an affiliate of Triple Chip is party to any material legal proceeding which could have an adverse effect on Triple Chip (financial or otherwise), and none is party to any action or proceeding wherein any has an interest adverse to Triple Chip.

       3.8 Books and Records. From the date of this Plan to the Closing, Triple Chip will (1) give to the Miller Petroleum Stockholders and Miller Petroleum or their respective representatives full access during normal business hours to all of its offices, books, records, contracts and other corporate documents and properties so that the Miller Petroleum Stockholders and Miller Petroleum or their respective representatives may inspect and audit them; and (2) furnish such information concerning the properties and affairs of Triple Chip as the Miller Petroleum Stockholders and Miller Petroleum or their respective representatives may reasonably request.

       3.9 Tax Returns. Triple Chip has filed all federal and state income or franchise tax returns required to be filed or has received currently effective extensions of the required filing dates.

      3.10 Confidentiality. Until the Closing (and thereafter if there is no Closing), Triple Chip and its representatives will keep confidential any information which they obtain from the Miller Petroleum Stockholders or from Miller Petroleum concerning the properties, assets and business of Miller Petroleum. If the transactions contemplated by this Plan are not consummated by December 31, 1996, Triple Chip will return to Miller Petroleum all written matter with respect to Miller Petroleum obtained by Triple Chip in connection with the negotiation or consummation of this Plan.

      3.11 Investment Intent. Triple Chip is acquiring the Miller Petroleum Shares to be transferred to it under this Plan for investment and not with a view to the sale or distribution thereof, and Triple Chip has no commitment or present intention to liquidate Miller Petroleum or to sell or otherwise dispose of the Miller Petroleum Shares.

      3.12 Corporate Authority. Triple Chip has full corporate power and authority to enter into this Plan and to carry out its obligations hereunder and will deliver to the Miller Petroleum Stockholders and Miller Petroleum or their respective representatives at the Closing a certified copy of resolutions of its Board of Directors authorizing execution of this Plan by its officers and performance thereunder, and the directors adopting and delivering such resolutions are the duly elected and incumbent directors of Triple Chip.

      3.13 Due Authorization. Execution of this Plan and performance by Triple Chip hereunder have been duly authorized by all requisite corporate action on the part of Triple Chip, and this Plan constitutes a valid and binding obligation of Triple Chip and performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of Triple Chip.

      3.14 Environmental Matters. Triple Chip has no knowledge of any assertion by any governmental agency or other regulatory authority of any environmental lien, action or proceeding, or of any cause for any such lien, action or proceeding related to the business operations of Triple Chip. In addition, to the best knowledge of Triple Chip, there are no substances or conditions which may support a claim or cause of action against Triple Chip or any of its current or former officers, directors, agents or employees, whether by a governmental agency or body, private party or individual, under any Hazardous Materials Regulations. "Hazardous Materials" means any oil or petrochemical products, PCB's, asbestos, urea formaldehyde, flammable explosives, radioactive materials, solid or hazardous wastes, chemicals, toxic substances or related materials, including, without limitation, any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," or "toxic substances" under any applicable federal or state laws or regulations. "Hazardous Materials Regulations" means any regulations governing the use, generation, handling, storage, treatment, disposal or release of hazardous materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act and the Federal Water Pollution Control Act.

                                 Section 4

       Representations, Warranties and Covenants of Miller Petroleum
                    and Miller Petroleum Stockholders

          Miller Petroleum and the Miller Petroleum Stockholders represent and warrant to, and covenant with, Triple Chip as follows:

       4.1 Miller Petroleum Shares. The Miller Petroleum Stockholders are the record and beneficial owners of all of the Miller Petroleum Shares, free and clear of adverse claims of third parties; and Exhibit A correctly sets forth the names, addresses and the number of shares of Miller Petroleum owned by the Miller Petroleum Stockholders.

       4.2 Corporate Status. Miller Petroleum is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

       4.3 Capitalization. The authorized capital stock of Miller Petroleum consists of 2,000 shares of common voting stock, having no par value per share, of which all 1,156 shares are issued and outstanding, all fully paid and non-assessable; there are no outstanding options, warrants or calls pursuant to which any person has the right to purchase any authorized and unissued capital stock of Miller Petroleum.

       4.4 Financial Statements. The financial statements of Miller Petroleum furnished to Triple Chip, consisting of an unaudited balance sheet for the period ended October 31, 1996, and related statement of operations for the period then ended, attached hereto as Exhibit D and incorporated herein by reference, are correct and fairly present the financial condition of Miller Petroleum as of that date and for the periods involved, and such statements were prepared in accordance with generally accepted accounting principles consistently applied. These financial statements do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

       4.5 Undisclosed Liabilities. Miller Petroleum has no material liabilities of any nature except to the extent reflected or reserved against in the balance sheet, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities and interest due or to become due, except as set forth in Exhibit E attached hereto and incorporated herein by reference.

       4.6 Interim Changes. Since the date of this balance sheet, except as set forth in Exhibit E, there have been no (1) changes in the financial condition, assets, liabilities or business of Miller Petroleum, in the aggregate, have been materially adverse; (2) damages, destruction or loss of or to the property of Miller Petroleum, payment of any dividend or other distribution in respect of the capital stock of Miller Petroleum, or any direct or indirect redemption, purchase or other acquisition of any such stock; or (3) increases paid or agreed to in the compensation, retirement benefits or other commitments to their employees.

       4.7 Title to Property. Miller Petroleum has good and marketable title to all properties and assets, real and personal, proprietary or otherwise, reflected in its balance sheet, and the properties and assets of Miller Petroleum are subject to no mortgage, pledge, lien or encumbrance, except for reflected in the balance sheet or in Exhibit E, with respect to which no default exists.

       4.8 Litigation. There is no litigation or proceeding pending, or to the knowledge of Miller Petroleum, threatened, against or relating to Miller Petroleum or its properties or business, except as set forth in Exhibit
E. Further, no officer, director or person who may be deemed to be an affiliate of Miller Petroleum is party to any material legal proceeding which could have an adverse effect on Miller Petroleum (financial or otherwise), and none is party to any action or proceeding wherein any has an interest adverse to Miller Petroleum.

       4.9 Books and Records. From the date of this Plan to the Closing, the Miller Petroleum Stockholders will cause Miller Petroleum to (1) give to Triple Chip and its representatives full access during normal business hours to all of its offices, books, records, contracts and other corporate documents and properties so that Triple Chip may inspect and audit them; and
(2) furnish such information concerning the properties and affairs of Miller Petroleum as Triple Chip may reasonably request.

      4.10 Tax Returns. Miller Petroleum has filed all federal and state income or franchise tax returns required to be filed or has received currently effective extensions of the required filing dates.

      4.11 Confidentiality. Until the Closing (and continuously if there is no Closing), the Miller Petroleum Stockholders and their representatives will keep confidential any information which they obtain from Triple Chip concerning its properties, assets and business. If the transactions contemplated by this Plan are not consummated by December 31, 1996, the Miller Petroleum Stockholders will return to Triple Chip all written matter with respect to Triple Chip obtained by them in connection with the negotiation or consummation of this Plan.

      4.12 Investment Intent. The Miller Petroleum Stockholders are acquiring the shares to be delivered to them under this Plan for investment and not with a view to the sale or distribution thereof, and the Miller Petroleum Stockholders have no commitment or present intention to liquidate the Company or to sell or otherwise dispose of the Triple Chip common voting
stock.   The Miller Petroleum Stockholders shall execute and deliver to Triple
Chip on the Closing an Investment Letter attached hereto as Exhibit F and incorporated herein by reference, acknowledging the "unregistered" and "restricted" nature of the securities of Triple Chip being received under the Plan in exchange for the Miller Petroleum Shares, and receipt of certain material information regarding Triple Chip.

      4.13 Corporate Authority. Miller Petroleum has full corporate power and authority to enter into this Plan and to carry out its obligations hereunder and will deliver to Triple Chip or its representative at the Closing a certified copy of resolutions of its Board of Directors authorizing execution of this Plan by its officers and performance thereunder.

      4.14 Due Authorization. Execution of this Plan and performance by Miller Petroleum hereunder have been duly authorized by all requisite corporate action on the part of Miller Petroleum, and this Plan constitutes a valid and binding obligation of Miller Petroleum and performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of Miller Petroleum.

      4.15 Environmental Matters. Miller Petroleum and the Miller Petroleum Stockholders have no knowledge of any assertion by any governmental agency or other regulatory authority of any environmental lien, action or proceeding, or of any cause for any such lien, action or proceeding related to the business operations of Miller Petroleum or its predecessors. In addition, to the best knowledge of Miller Petroleum, there are no substances or conditions which may support a claim or cause of action against Miller Petroleum or any of its current or former officers, directors, agents, employees or predecessors, whether by a governmental agency or body, private party or individual, under any Hazardous Materials Regulations. "Hazardous Materials" means any oil or petrochemical products, PCB's, asbestos, urea formaldehyde, flammable explosives, radioactive materials, solid or hazardous wastes, chemicals, toxic substances or related materials, including, without limitation, any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," or "toxic substances" under any applicable federal or state laws or regulations. "Hazardous Materials Regulations" means any regulations governing the use, generation, handling, storage, treatment, disposal or release of hazardous materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act and the Federal Water Pollution Control Act.

                                 Section 5

 Conditions Precedent to Obligations of Miller Petroleum Stockholders and Miller Petroleum

          All obligations of the Miller Petroleum Stockholders and Miller Petroleum under this Plan are subject, at their option, to the fulfillment, before or at the Closing, of each of the following conditions:

       5.1 Representations and Warranties True at Closing. The representations and warranties of Triple Chip contained in this Plan shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects and shall survive the Closing.

       5.2 Due Performance. Triple Chip shall have performed and complied with all the terms and conditions required by this Plan to be performed or complied with by it before the Closing.

       5.3 Officers' Certificate. The Miller Petroleum Stockholders and Miller Petroleum shall have been furnished with a certificate signed by the President of Triple Chip, in his capacity as President, attached hereto as Exhibit G and incorporated herein by reference, dated as of the Closing, certifying (1) that all representations and warranties of Triple Chip contained herein are true and correct; and (2) that since the date of the financial statements (Exhibit B and B-1 hereto), there has been no material adverse change in the financial condition, business or properties of Triple Chip, taken as a whole.

       5.4 Opinion of Counsel of Triple Chip. The Miller Petroleum Stockholders and Miller Petroleum shall have received an opinion of counsel for Triple Chip, dated as of the Closing, to the effect that (1) the representations of Sections 3.1, 3.2 and 3.12 are correct; (2) except as specified in the opinion, counsel knows of no inaccuracy in the representations in 3.5, 3.6 or 3.7; and (3) the shares of Triple Chip to be issued to the Miller Petroleum Stockholders under this Plan will, when so issued, be validly issued, fully paid and non-assessable.

       5.5 Assets and Liabilities of Triple Chip. Triple Chip shall have no assets and liabilities at Closing, and all costs, expenses and fees incident to the Plan shall have been paid.

       5.6 Resignations of Present Directors and Executive Officers and Designation of New Directors and Executive Officers. The present directors and executive officers of Triple Chip shall have resigned, in seriatim, and shall have designated the directors and executive officers of Miller Petroleum to serve in their place and stead, until the next respective annual meetings of the stockholders and Board of Directors of Triple Chip, and until their respective successors shall be elected and qualified or until their respective prior resignations or terminations.

                                 Section 6

            Conditions Precedent to Obligations of Triple Chip

          All obligations of Triple Chip under this Plan are subject, at its option, to the fulfillment, before or at the Closing, of each of the following conditions:

       6.1 Representations and Warranties True at Closing. The representations and warranties of Miller Petroleum and the Miller Petroleum Stockholders contained in this Plan shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects and shall survive the Closing.

       6.2 Due Performance. The Miller Petroleum Stockholders and Miller Petroleum shall have performed and complied with all the terms and conditions required by this Plan to be performed or complied with by them before the Closing.

       6.3 Officers' and Stockholders' Certificate. Triple Chip shall have been furnished with a certificate signed by the President of Miller Petroleum, in his capacity as President and Personally, attached hereto as Exhibit H and incorporated herein by reference, dated as of the Closing, certifying (1) that all representations and warranties of Miller Petroleum contained herein are true and correct; and (2) that since the date of the financial statements (Exhibit D), there has been no material adverse change in the financial condition, business or properties of Miller Petroleum, taken as a whole.

       6.4 Opinion of Counsel of Miller Petroleum. Triple Chip shall have received an opinion of counsel for Miller Petroleum, dated as of the Closing, to the effect that (1) the representations of Sections 4.2, 4.3 and
4.13 are correct; (2) except as specified in the opinion, counsel knows of no inaccuracy in the representations in 4.6, 4.7 or 4.8; and (3) the Miller Petroleum Shares to be delivered to Triple Chip under this Plan will, when so delivered, have been validly issued, fully paid and non-assessable, and will be free and clear of any liens or encumbrances.

       6.5 Books and Records. The Miller Petroleum Stockholders or the Board of Directors of Miller Petroleum shall have caused Miller Petroleum to make available all books and records of Miller Petroleum, including minute books and stock transfer records; provided, however, only to the extent requested in writing by Triple Chip at Closing.

       6.6 Acceptance by Miller Petroleum Stockholders. The terms of this Plan shall have been accepted by the Miller Petroleum Stockholders by their execution and delivery of a copy of the Plan.

       6.7 Issuance of Securities for Services and Filing of S-8 Registration Statement. The common voting stock of Triple Chip referred to in Sections 1.7 and 1.8 above shall have been issued as contemplated, and the related Registration Statement covering the shares of common voting stock to be issued as indicated in Section 1.7 shall have been filed with the Securities and Exchange Commission; provided, however, the individual persons, consultants and entities who are entitled to receive these shares may waive compliance of issuance of these securities prior to Closing, in their sole discretion, provided reasonable written assurances of future compliance by Triple Chip and the new directors and executive officers to be designated to serve in these capacities following the Closing, are received.

                                 Section 7

                                Termination

          Prior to Closing, this Plan may be terminated (1) by mutual consent in writing; (2) by either the Directors of Triple Chip or the Miller Petroleum Stockholders and Miller Petroleum if there has been a material misrepresentation or material breach of any warranty or covenant by the other party; or (3) by either the Directors of Triple Chip or the Miller Petroleum Stockholders and Miller Petroleum if the Closing shall not have taken place, unless adjourned to a later date by mutual consent in writing, by the date fixed in Section 2.

                                 Section 8

                            General Provisions

       8.1 Further Assurances. At any time, and from time to time, after the Closing, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Plan.

       8.2 Waiver. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

       8.3 Brokers. Each party represents to the other parties hereunder that no broker or finder has acted for it in connection with this Plan, and agrees to indemnify and hold harmless the other parties against any fee, loss or expense arising out of claims by brokers or finders employed or alleged to have been employed by it.

       8.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class registered or certified mail, return receipt requested, as follows:

          If to Triple Chip:       1787 East Ft. Union Blvd., #106
                                   Salt Lake City, Utah  84121

          With a copy to:          Leonard W. Burningham, Esq.
                                   455 East 500 South, #205
                                   Salt Lake City, Utah  84111

          If to Miller Petroleum:  3651 Baker Hwy.
                                   P. O. Box 130
                                   Huntsville, Tennessee  37756

          If to the Miller         To the addresses listed on Exhibit A
          Petroleum Stockholders:

       8.5 Entire Agreement. This Plan constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation, or communication, whether oral or written, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof.

       8.6 Headings. The section and subsection headings in this Plan are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Plan.

       8.7 Governing Law. This Plan shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, except to the extent pre-empted by federal law, in which event (and to that extent only), federal law shall govern.

       8.8 Assignment. This Plan shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided however, that any assignment by any party of its rights under this Plan without the prior written consent of the other parties shall be void.

       8.9 Counterparts. This Plan may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have executed this Agreement and Plan of Reorganization effective the day and year first above written.

                              TRIPLE CHIP SYSTEMS, INC.


                              By:/s/Jeffrey D. Jenson

                              Its President


                              MILLER PETROLEUM, INC.


                              By:/s/Deloy Miller

                              Its President




                              /s/Deloy Miller


                              /s/Sharon Miller


                              /s/Lawrence LaRue

                                 EXHIBIT A


                                                Number of Shares of
                         Number of Shares           Triple Chip
                             Owned of                 to be
      Name               Miller Petroleum       Received in Exchange

Deloy Miller                  725                 3,135,815
3651 Baker Hwy.
P. O. Box 130
Huntsville, Tennessee  37756

Sharon Miller                 414                 1,790,660
3651 Baker Hwy.
P. O. Box 130
Huntsville, Tennessee  37756

Lawrence LaRue                 17                    73,525
3651 Baker Hwy.
P. O. Box 130
Huntsville, Tennessee  37756

                            1,156                 5,000,000

                                   EXHIBIT B

                           TRIPLE CHIP SYSTEMS, INC.

                             FINANCIAL STATEMENTS

                              FOR THE YEARS ENDED
                           DECEMBER 31, 1995 and 1994


                      SINGLE CHIP SYSTEMS INTERNATIONAL, INC.
                   [Formerly Longhorn Development Company, Inc.]

                           [A DEVELOPMENT STAGE COMPANY]

                               FINANCIAL STATEMENTS

                      DECEMBER 31, 1995 and DECEMBER 31, 1994

                        [WITH INDEPENDENT AUDITORS' REPORT]

MANTYLA, McREYNOLDS AND ASSOCIATES, C.P.A.'s
(Letterhead)

Independent Auditors' Report

The Board of Directors and Shareholders
Single Chip Systems International Inc.

We have audited the balance sheets of Single Chip Systems International, Inc. [a development stage company] as of December 31, 1995 and December 31, 1994, and the related statements of operations, stockholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. Information in the accumulated columns on the operations statements and cash flows statements have been audited by the auditors of those periods respectively.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 1995 and 1994 financial statements referred to above present fairly, in all material respects, the financial position of Single Chip Systems International, Inc. as of December 31, 1995 and December 31, 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that Single Chip Systems International, Inc. will continue as a going concern. As discussed in note 6 to the financial statements, the Company has incurred losses from inception amounting to $243,900, and has no assets as of the audit date. These issues raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in note 6. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

MANTYLA, McREYNOLDS & ASSOCIATES
Salt Lake City, Utah
February 5, 1996

                    SINGLE CHIP SYSTEMS INTERNATIONAL, INC.
                 [Formerly Longhorn Development Company, Inc.]

                        [A Development Stage Company]

                               BALANCE SHEETS
                         December 31, 1995 and 1994
                                   ASSETS

                                            1995                1994
 Assets                                   $    -0-             $    -0-

             Total Assets                 $    -0-             $    -0-

                    LIABILITIES AND STOCKHOLDERS' DEFICIT

 Current Liabilities:
   Loans Payable to Shareholders [Note 4] $    -0-             $ 60,500

             Total Current Liabilities         -0-               60,500

 Stockholders' Deficit
   Common stock, $.0001 par value;
   authorized 500,000,000 shares; issued
   and outstanding 33,483,334 and 33,333,334
   shares as of December 31, 1995 and 1994,
   respectively                              3,349               3,333
   Additional paid in capital              240,551             180,056
   Accumulated deficit during the
   development stage                      (243,900)           (243,889)

            Total Stockholders' Deficit        -0-             (60,500)

                Total Liabilities and
                Stockholders Deficit      $    -0-            $    -0-

                    SINGLE CHIP SYSTEMS INTERNATIONAL, INC.
                  Formerly Longhorn Development Company, Inc.
                       [A Development Stage Company]
                         STATEMENTS OF OPERATIONS
        For the Years Ended December 31, 1995 and December 31, 1994
            And for the Period from November 12, 1985 (Inception)
                          through December 31, 1995
                                                               Inception
                                                              [11/12/85]
                                                                through
                                      1995         1994        12/31/95
Revenue                              $    -0-   $      -0-  $       -0-
General and Administrative Expenses       (11)         -0-     (146,964)

         Operating Loss                   (11)         -0-     (146,964)

Other Income

 Interest income                          -0-          -0-        3,618

         Net Loss Before Taxes            (11)         -0-     (143,346)

         Income taxes                     -0-          -0-          204

 Loss from operating activities           (11)         -0-     (143,550)

Extraordinary Items

  Loss on license agreement [Note 2]      -0-          -0-     (100,000)
  Write-off investment loss [Note 3]      -0-          -0-         (350)

         Net loss                    $    (11)  $      -0-    $(243,900)

 Loss per share                      $   (.01)  $      .00    $    (.01)

 Weighted Average Shares Outstanding 33,333,334 33,333,334   29,016,394

                SINGLE CHIP SYSTEMS INTERNATIONAL, INC.
             [Formerly Longhorn Development Company, Inc.]
                     [A Development Stage Company]
              STATEMENTS OF STOCKHOLDERS' EQUITY/(DEFICIT)
      For the Years Ended December 31, 1995 and December 31, 1994
         and for the Period from November 12, 1985 [Inception]
                       through December 31, 1995
                                              Accumulated       Net
                    Common Common Additional Deficit During Stockholders'
                    Stock  Stock   Paid in    Development     Equity/
                    Shares Amount  Capital       Stage       (Deficit)
Balance at Inception,
 November 12, 1985       0 $  -0-  $    -0-   $    -0-      $     -0-
 Issue stock to
 Officers  and
 Directors for
 cash  at $.00025
 per share,
 November, 1985 20,000,000  2,000     3,000                     5,000

 Net Income for the
 Period ended
 December 31, 1985                                -0-             -0-

Balance, December
 31, 1985       20,000,000  2,000     3,000       -0-           5,000

 Net Income for the
 Period ended
 December 31, 1986                                -0-             -0-

Balance, December
 31, 1986       20,000,000  2,000     3,000       -0-           5,000

 Three-for-One
 Reverse Stock
 Split,
 March, 1987   (13,333,333)(1,333)    1,333                       -0-

 Issue stock
 through Public
 Offering for
 cash at $.02 per
 per share,
 June, 1987     10,000,000  1,000   199,000                   200,000

 Less: Underwriting
 Costs of Public
 Offering                           (49,846)                  (49,846)

 Net Loss for the
 Period Ended
 December 31, 1987                                (3,163)      (3,163)

Balance, December
 31, 1987       16,666,667 $1,667  $153,487     $ (3,163)   $ 151,991

 Five-for-One
 Reverse Stock
 Split,
 August, 1988  (13,333,333)(1,333)    1,333                      -0-

 Issue stock for
 brokerage firm
 services at
 $.02 per share,
 August, 1988    2,666,667    266    53,067                  53,333

 Issue stock in
 exchange for all
 outstanding
 shares of Single
 Chip Systems, Inc.,
 August, 1988   27,333,333  2,733   (27,831)                (25,098)

 Net Loss for the
 Period Ended
 December 31, 1988                              (240,111)  (240,111)

Balance, December
 31, 1988       33,333,334  3,333   180,056     (243,274)   (59,885)

 Net Loss for the
 Period Ended
 December 31, 1989                                  (611)      (611)

Balance, December
 31, 1989       33,333,334  3,333   180,056     (243,885)   (60,496)

 Net Loss for the
 Period Ended
 December, 1990                                     (4)        (4)

Balance, December
 31, 1990       33,333,334  3,333   180,056     (243,889)   (60,500)

 Net Loss for the
 Period Ended
 December 31, 1991                                    (0)        (0)

Balance, December
 31,1991        33,333,334 $3,333  $180,056    $(243,889) $ (60,500)

 Net Loss for the
 Period Ended
 December 31, 1992                                    (0)        (0)

Balance, December
 31, 1992       33,333,334  3,333   180,056     (243,889)   (60,500)

 Net Loss for the
 Period Ended
 December 31, 1993                                    (0)        (0)

Balance, December
 31, 1993       33,333,334  3,333   180,056     (243,889)   (60,500)

 Net Loss for the
 Period Ended
 December 31, 1994                                    (0)        (0)

Balance, December
 31, 1994       33,333,334  3,333   180,056     (243,889)   (60,500)

Issue stock in
exchange for
release and
indemnification
agreement against
debts incurred by
Company, previously
reported as Loans
Payable to Shareholders
in the financial
statements          45,000      5    60,495                  60,500

Issue stock at par
value for services
rendered by current
executive officers
and directors of the
Company            105,000     11                                11

 Net Loss for the
 Period Ended
 December 31, 1995                                   (11)       (11)

Balance, December
 31, 1995       33,483,334 $3,349  $240,551    $(243,900)   $   -0-

                  SINGLE CHIP SYSTEMS INTERNATIONAL, INC.
               [Formerly Longhorn Development Company, Inc.]
                      [A Development Stage Company]
                         STATEMENTS OF CASH FLOWS
        For the Years Ended December 31, 1995 and December 31, 1994
           And for the Period From November 12, 1985 [Inception]
                        through December 31, 1995
                                                           Inception
                                                          [11/12/85]
                                                           through
                                         1995     1994     12/31/95
Cash Flows Provided by/(Used) for
Operating Activities:
 Net Loss                              $   (11)  $  -0-   $(143,550)
 Issue stock for services rendered by
 current executive officers and
 directors of the Company                   11      -0-          11
 Exchange of stock for release and
 indemnification against debts
 incurred by the Company, previously
 reported as Loans Payable to
 Shareholders in the financial
 statements                             60,500      -0-      60,500
 Decrease in loans from shareholders   (60,500)     -0-     (60,500)

Net Cash Provided by/(Used for)
Operating Activities                       -0-      -0-    (143,539)

Cash Flows Used for Investing
Activities:
 Technology license agreement              -0-      -0-    (100,000)
 Investment purchase -- Symetrix           -0-      -0-        (350)

Net Cash Used for Investing
Activities                                 -0-      -0-    (100,350)

Cash Flows Provided by/(Used for)
Financing Activities:
 Loans from shareholders                   -0-      -0-      60,500
 Proceeds from issuance of
 common stock                              -0-      -0-     183,389

Net Cash Provided by/(Used for)
Financing Activities                       -0-      -0-     243,889

Net Increase/(Decrease) in cash            -0-      -0-         -0-

Beginning Cash                             -0-      -0-         -0-

Ending Cash                              $ -0-    $ -0-       $ -0-

Supplemental Disclosure of Cash Flow Information
 Cash paid for income taxes              $ -0-    $ -9-       $ 204

                  SINGLE CHIP SYSTEMS INTERNATIONAL, INC.
               [Formerly Longhorn Development Company, Inc.]
                      [A Development Stage Company]
                      Notes to Financial Statements
                 December 31, 1995 and December 31, 1994

Note 1 Summary of Significant Accounting Policies

(a) Organization

The Company originally incorporated under the laws of the State of Delaware on November 12, 1985, as Longhorn Development Company, Inc., for the purpose of searching out and acquiring or participating in a business or business opportunity. During 1988, the Company completed a reorganization as outlined in note 5 below, resulting in, among other things, a name change to Single Chip Systems International, Inc.

(b) Loss Per Share

Loss per common share is based on the weighted average number of common shares outstanding.

(c) Additional Paid-In Capital

The amount shown on the financial statements as additional paid-in capital consists primarily of proceeds from the sale of common stock in excess of its par value, reduced by any direct expenses of such sales and the exchange of common stock for brokerage services in excess of its par value.

(d) Income Taxes

No provision has been made in the financial statements for income taxes because the Company has accumulated losses totaling $243,900 since inception.

Note 2 Technology Utilization License Agreement

On July 1, 1988, Single Chip Systems, Inc., a California corporation, entered into a technology utilization license agreement with Ramtron International Corporation, a Delaware corporation. The agreement granted Single Chip Systems, Inc. the royalty-bearing, non-exclusive licenses covering all nations of the world except and excluding the Ramax Exclusive Territories of Australia, New Zealand, Papua New Guinea and the islands of the South Western Pacific Region and the right of first offerings in the territories of South Korea, Hong Kong, Taiwan and Singapore, to use the ferroelectric technologies and the Ramtron trademarks in production, manufacture and sales of Single Chip Systems, Inc. products. If any of the Ramax First Refusal Territories become free of the first refusal obligations, Ramtron International Corporation agreed to negotiate with Single Chip Systems, Inc. regarding a grant of license rights to the technology and the Ramtron trademarks in that territory on the same terms and conditions as with any other party.

The agreement provided for an expiration date as of the close of business on June 30, 1994, unless earlier terminated or extended according to the provisions of the agreement. On that date, the term would be automatically extended for an additional six year term upon agreement between Ramtron International Corporation and Single Chip Systems, Inc. on the amount and payment terms of a license extension fee and the revenues to be received by Single Chip Systems, Inc. during such extension period, negotiated on a good faith basis.

Payment terms for the agreement included the following:

1. $100,000 and 39,000 shares of the authorized Single Chip Systems, Inc. common stock by July 1, 1988. Single Chip Systems, Inc. paid Ramtron International Corporation $100,000 by cashiers check drawn on Community Bank April 28, 1988. It does not appear, based on an analysis of the statement of stockholders' equity, that any stock was issued pursuant to the agreement.

2. $400,000 upon Ramtron International Corporation's transfer to Single Chip Systems, Inc. of the Technical Information, which Single Chip Systems, Inc. should have requested on or before June 30, 1989. No additional payments other than the $100,000 mentioned in [1.] were sent to Ramtron International Corporation by Single Chip Systems, Inc., effectively terminating the agreement.

3. Additional payment terms outlined in the agreement became irrelevant when the parties failed to comply with the provisions outlined in [2.].

Single Chip Systems International, Inc. failed to receive any economic benefit related to the license agreement. The Company recorded the $100,000 loss on the license agreement in the period ended December 31, 1988.

Note 3 Investment -- Symetrix Corporation

In April, 1988, Single Chip Systems, Inc. purchased 1,071 share of Symetrix Corporation, a Delaware corporation, common stock with a par value of $ 1.00 per share from Larry McMillan for $350.00. The purchase represented 51% of the total outstanding shares of Symetrix Corporation. Since audited financial statements were not available at the time of acquisition, Single Chip Systems, Inc. elected to report the investment at cost. The securities were classified as "available-for-sale" under the provisions of FASB Statement Number 115.

Single Chip Systems International, Inc. failed to receive any economic benefit related to the investment. The Company recorded an investment write-off for the cost of the shares purchased in the period ended December 31, 1988.

Note 4 Loans Payable to Shareholders

Financing for the Company's activities to date has been generated primarily from the issuance of its shares and loans from shareholders. The loans from shareholders are unsecured with no specific repayment terms. On December 18, 1995, the Board of Directors approved the issuance of 45,000 shares of stock in exchange for a release and indemnification agreement against debts incurred by the Company, which had been reported in the financial statements as loans payable to shareholders. The final agreement was executed January 11, 1996, as explained in note 7 to the financial statements.

Note 5 Reverse Stock Split and Reorganization

On or about August 24, 1988 an amendment to the Articles of Incorporation of Longhorn Development Company, Inc., was filed with the Secretary of State of the State of Delaware to amend the Certificate of Incorporation of Longhorn Development Company, Inc. to change its name to Single Chip Systems International, Inc. and amend its business purpose. Effective August 26, 1988, the then issued and outstanding shares of Single Chip Systems International, Inc. [formerly Longhorn Development Company, Inc.] were reverse split at the ratio of one new share for every five shares issued and outstanding.

After the reversal, 27,333,333 shares of Single Chip Systems International, Inc. were issued in exchange for all outstanding shares of Single Chip Systems, Inc. Effective September 2, 1988, the directors and officers of Single Chip Systems International, Inc. [formerly Longhorn Development Company, Inc.] resigned and were replaced with a new set of directors and officers.

Note 6 Liquidity and Going Concern

The Company has incurred losses since inception amounting to $243,900, and has no assets at December 31, 1995. The Company's ability to achieve a level of profitable operations and/or additional financing impacts the Company's ability to continue as a going concern as it is presently organized. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management is currently seeking a well-capitalized merger candidate in order to commence its operations.

Note 7 Subsequent Events

On January 11, 1996, Mark Lebens, personally and as Chief Executive Officer of Technology Exchange, Inc., a California corporation, executed a release and indemnification agreement against all debts incurred by the Company [reported as Loans Payable to Shareholders in the financial statements] to Lebens and Technology Exchange, Inc. during 1988 and 1989. Consideration for the agreement consisted of $300 and the issuance of 45,000 unregistered and unrestricted shares of the Company.

Note 8 Change in Accounting Principle -- Accounting for Income Taxes

During 1993, the Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which effective for fiscal years beginning after December 31, 1992. The statement requires the recognition of deferred tax assets and liabilities for the temporary differences between the financial reporting basis and tax basis of the Company's assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled. The cumulative effect of this change in accounting for income taxes as of January 1, 1993 was $0, due to losses carried over from prior years and the unlikely nature of future earnings. For the years ended December 31, 1995 and December 31, 1994, the Company had no income tax expenses. Any deferred tax benefit arising from the losses carried forward would be offset entirely by a valuation allowance since it is not likely that the Company will be sufficiently profitable in the future to take advantage of the losses carried forward.

                                EXHIBIT B-1

                         TRIPLE CHIP SYSTEMS, INC.

                BALANCE SHEET AND STATEMENTS OF OPERATIONS
                 FOR THE TEN MONTHS ENDED OCTOBER 31, 1996

                        TRIPLE CHIP SYSTEMS, INC.
         Formerly Known as Single Chip Systems International, Inc.
                           BALANCE SHEETS
               October 31, 1996 and December 31, 1995
                                               10/31/96          12/31/95
                                              (Unaudited)
ASSETS

 Total Current Assets                         $     0           $     0

 TOTAL ASSETS                                 $     0           $     0

 LIABILITIES & EQUITY

 LIABILITIES

 Current Liabilities
    Loans from stockholders                   $ 3,876           $     0
 Total Current Liabilities                      3,876                 0

 TOTAL LIABILITIES                              3,876                 0

 EQUITY
      Common Stock                                 42             3,349
      Paid-in Capital                         249,215           240,551
 Accumulated Deficit                         (253,133)         (243,900)
 TOTAL EQUITY                                  (3,876)                0

 TOTAL LIABILITIES & EQUITY                   $    (0)           $    0

                           TRIPLE CHIP SYSTEMS, INC.
             Formerly Known as Single Chip Systems International, Inc.
                           STATEMENT OF OPERATIONS
               For the Ten Month Period Ended October 31, 1996
                  And for the Year Ended December 31, 1995
                                             Ten Months        The Year
                                                Ended            Ended
                                              10/31/96         12/31/95
                                             (unaudited)
REVENUE
 Income                                      $      0           $      0
NET REVENUE                                         0                  0

OPERATING EXPENSES
 Office Expenses                                4,206                  0
 Professional Fees                              5,027                  0
 Other Expenses                                   450                 11
TOTAL OPERATING EXPENSES                        9,233                 11

NET INCOME/(LOSS)                             $(9,233)          $    (11)

NET LOSS PER SHARE                            $ (0.01)          $  (0.01)

WEIGHTED AVERAGE NUMBER OF SHARES
 OUTSTANDING                               20,011,647         33,333,334

                                 EXHIBIT C


          None.

                                 EXHIBIT D


                          MILLER PETROLEUM, INC.

            UNAUDITED BALANCE SHEET AND STATEMENT OF OPERATIONS
              FOR THE SIX MONTH PERIOD ENDED OCTOBER 31, 1996


                         MILLER PETROLEUM, INC.
                            BALANCE SHEET
                          October 31, 1996
                             (Unaudited)

                               ASSETS
CURRENT ASSETS:
 Cash                                           $10,576
 Accounts receivable                           $178,001
 Inventory                                     $232,752
            Total Current Assets                            $421,328

OIL AND GAS PROPERTIES
 Properties being amortized                    $394,751
 Less: Accumulated amortization               ($180,616)
            Total Oil and Gas Properties                    $214,135

 OTHER ASSETS
 Property & Equipment, less
 Accum. Depr.                                  $443,071
 Bonds                                          $40,500
 Land                                           $11,500
 Investments                                    $25,507
 Note Receivable                               $305,622
            Total Other Assets                             $826,200

TOTAL ASSETS                                             $1,461,663

                      LIABILITIES AND EQUITY

CURRENT LIABILITIES:
 Accounts payable                             $175,751
 Accrued expenses                               $9,478
 Long-Term debt-current                       $349,982
           Total Current Liabilities                      $535,211

LONG-TERM DEBT
 Long-Term Debt                                $15,474
                                                           $15,474

STOCKHOLDERS' EQUITY
 Common stock, 1,156 shares,
 issued and outstanding                       $297,044
 Paid-in-capital                              $195,300
 Retained Earnings                            $418,634
           Total Stockholders Equity                      $910,978

TOTAL LIABILITIES AND EQUITY                            $1,461,663


                           MILLER PETROLEUM, INC.
               Statement of Operations and Retained Earnings
                 For the six months ended October 31, 1996
                                (Unaudited)

Revenues
 Service and Drilling Revenue                             $268,867
 Oil and Gas Revenue                                      $113,196
 Retail Sales                                              $79,069
 Other Revenue                                             $67,887
 Total Revenue                                            $529,019

Cost and Expenses
 Drilling/Operating Expense                               $117,325
 Depreciation and Amortization                             $52,835
 Interest Expense                                          $17,930
 General and Administrative Expenses                      $376,391
 Total Cost and Expenses                                  $564,481

 Net loss from Continuing Operations                      ($35,462)

Other Income
 Interest income                                           $10,621

loss before Provision for Income Taxes                    ($24,841)

Current                                                         $0
Deferred                                                        $0
 Total Income Taxes                                             $0

Net Income                                                ($24,841)

Income Per Share                                              ($21)

Weighted Average Shares Outstanding                           1156

RETAINED EARNINGS MAY 1, 1996                             $443,475

RETAINED EARNINGS OCTOBER 31, 1996                        $418,634

                        MILLER PETROLEUM, INC.
                    NOTES TO FINANCIAL STATEMENTS

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. Organization

The Company incorporated under the laws of the State of Tennessee on January 24, 1978. The Company drills, services and operates oil and gas wells.

B. Basis of Financial Statement Presentation

The Company prepares its financial statements on the accrual basis of accounting. Under this method of accounting, revenue is recognized when earned and expenses are recognized when goods or services are received, whether paid or not.

C. Income Per share

Income per common share is based on the weighted average number of common shares outstanding.

D. Cash Equivalents

The Company considers all investments with a maturity of three months or less when purchased to be cash equivalents.

E. Income Taxes

Deferred income taxes, when applicable, arise from timing differences in the recognition of certain income and expense items for tax purposes. Such differences arise primarily from the use of different methods of accounting for depletion, depreciation, amortization and intangible drilling costs.

F. Gas Balancing

The Company records gas revenue based on the entitlement method. Under this method, recognition of revenue is based on the Company's prorate share of each wells production. During such times as the Company's sales of gas exceed its prorate ownership in a well, a liability is recorded, and conversely, a receivable is recorded for wells in which the Company's sales of gas are less than its prorate share.

G. Accounts Receivable

Accounts receivable is presented at net realizable value. All accounts receivable are considered collectible.

H. Inventory

Inventory is stated at cost.

Note 2: Oil and Gas Properties

The Company uses the successful efforts method of accounting for oil and producing activities. Costs to acquire mineral interests in oil and gas prop to drill and equip exploratory wells that find proved reserves, and to drill a equip development wells are capitalized. Costs to drill exploratory wells th find proved reserves, geological and geophysical costs, and costs of carr and retaining unproved properties are expensed.


Note 3: Property and Equipment

Property and equipment are stated at cost. Depreciation is computed usin straight-line method over the estimated useful lives of the related assets. Property and equipment consist of the following;

              Machinery and Equipment               $455,778
              Vehicles                              $217,221
              Office Equipment                       $27,272
              Building Improvements                 $173,375
                                                    $873,646
              Accum. Depreciation                  ($430,575)
              Net                                   $443,071

Note 4: Bonds

All the oil and gas bonds required for well operators by the Tennessee Oil Gas Board are in the name of Deloy Miller. Consequently, Deloy is listed state as well operator for Miller Petroleum, Inc. wells. Deloy got the bond the Company was incorporated.

Note 5: Related Party Transactions

The Company has a note receivable from Deloy Miller (majority stockholder for $296,690. at July 31, 1996

Note 6: Notes payable

Notes payable are as follows:
 Note payable @ 10% interest due in monthly installments
 of $292, secured by a waste oil furnace                      $288

Note payable @ 9.85%, due 12/28/96, secured by
 operating equipment                                       $13,095

Line of credit note payable @ 11.3%, due currently,
 secured by real estate                                    $50,687

Note payable @ 9.25% interest due in monthly installments
 of $386, secured by a 1995 Chevrolet Pickup               $15,977

Note payable @ 10% interest due in monthly installments
 of $619, secured by a 1994 Toyota Land Cruiser            $28,277

Line of credit note payable at 9%, due currently
 secured by pledged receivables                            $39,653

Line of credit note payable at 10.5%, due currently
 secured by equipment and inventory                       $105,600

Notes payable @ 10% interest, secured by working
 interest in six natural gas wells.                        $83,852

Note payable to Lawrence LaRue                             $16,090

Note payable @ 6%, secured by working interest
 in an oil well.                                            $2,688

Note payable @ 6%, secured by working interest
 in an oil well.                                            $2,688

Notes payable @ 10% interest, payable in monthly
 installments of $146, secured by Dell computer             $1,882

Note payable @ 10% interest due in monthly installments
 of $255, secured by a DCZ355 Mita Copier                   $4,679

Total Long-Term Debt                                      $365,456
Less: Current Portion                                    ($349,982)
Long-Term Debt, excluding Current Portion                  $15,474

Note 7: General and Administrative Expenses

Details of general and administrative expenses are as follows:
 Direct Labor                                            $146,896
 Fuel & Oil                                               $26,647
 Parts and Repairs                                        $37,990
 Subcontractors                                           $18,976
 Travel                                                      $659
 Trucking & Dozer                                          $9,304
 Well Operating Costs                                     $27,098
 Purchases-Resale                                         $14,517
 Equipment Rentals                                         $8,766
 Office Expense                                            $3,272
 Insurance                                                $18,632
 Legal & Professional                                     $21,619
 Telephone                                                $11,147
 Office Rent                                               $4,070
 Payroll Taxes                                            $12,179
 Utilities                                                 $7,689
 Miscellaneous                                             $6,655
 Donations                                                   $275
         Total General and Administrative                $376,391

Note 8: Income Taxes

The Company has a tax basis net operating loss carryforward at October 31, 1996, by which it may effect future taxable income.

Note 9: Current Events

Miller Services, Inc. and Energy Cell, Inc. were merged into Miller Petroleum, Inc. effective May 1, 1996.

                                 EXHIBIT E


                           Legal Actions Pending

          Charles Lois Neal, et al. vs. Miller Services, Inc., a Tennessee corporation, and predecessor of Miller Petroleum, et al., pending in the Circuit Court for Overton County, Tennessee, Civil No. 3083; and Arvil and Anna Sue Reeder vs. Miller Services, et al., pending in the Circuit Court of Overton County, Tennessee, Civil No. 3030.

                                 EXHIBIT F



Interwest Transfer
1981 East Murray-Holladay Road
Salt Lake City, Utah  84117

Triple Chip Systems, Inc.
1787 East Ft. Union Blvd., #106
Sandy, Utah  84121

Re:       Exchange of shares of Miller Petroleum, Inc., a
          Tennessee corporation ("Miller Petroleum"), for shares of Triple Chip Systems, Inc., a Delaware corporation
          ("Triple Chip or "Company")

Dear Ladies and Gentlemen:

          Pursuant to that certain Agreement and Plan of Reorganization (the "Plan") between the undersigned, Miller Petroleum, the other stockholders of Miller Petroleum and Triple Chip, I acknowledge that I have approved this exchange; that I am aware of all of the terms and conditions of the Plan; that I have received and personally reviewed a copy of any and all material documents regarding the Company, including, but not limited to Articles of Incorporation, Bylaws, minutes of meetings of directors and stockholders, financial statements and reports filed with the Securities and Exchange Commission during the past twelve months, including Triple Chip s Annual Report on Form 10-KSB for the year ended December 31, 1995, and its Quarterly Reports on Form 10-QSB for the quarters ended March 31, June 30 and September 30, 1996. I represent and warrant that no director or officer of the Company or any associate of either has solicited this exchange; that I am an "accredited investor" as that term is known under the Rules and Regulations of the Securities and Exchange Commission (see Exhibit "A" hereto); and/or, I represent and warrant that I have sufficient knowledge and experience to understand the nature of the exchange and am fully capable of bearing the economic risk of the loss of my entire cost basis.

          I further understand that immediately prior to the completion of the Plan, Triple Chip had little, if any assets, of any measurable value, and that in actuality, the completion of the Plan and the exchange of my shares of Miller Petroleum for shares of Triple Chip results in a decrease in the actual percentage of ownership that my shares of Miller Petroleum represented in Miller Petroleum prior to the completion of the Plan.

          I understand that you have and will make books and records of your Company available to me for my inspection in connection with the contemplated exchange of my shares, and that I have been encouraged to review the information and ask any questions I may have concerning the information of any director or officer of the Company or of the legal and accounting firms for the Company. I understand that the accounting firm for Triple Chip is Mantyla, McReynolds & Associates, Certified Public Accountants, 5872 South 900 East, Suite 250, Salt Lake City, Utah 84121; Telephone #801-269-1818; and that legal counsel for Triple Chip is Leonard W. Burningham, Esq., 455 East 5th South, Suite 205, Salt Lake City, Utah 84111, Telephone #801-363-7411.

          I also understand that I must bear the economic risk of ownership of any of the Triple Chip shares for a long period of time, the minimum of which will be two (2) years, as these shares are "unregistered" shares and may not be sold unless any subsequent offer or sale is registered with the United States Securities and Exchange Commission or otherwise exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), or other applicable laws, rules and regulations.

          I intend that you rely on all of my representations made herein and those in the personal questionnaire (if applicable) I provided to Miller Petroleum for use by Triple Chip as they are made to induce you to issue me the shares of Triple Chip under the Plan, and I further represent (of my personal knowledge or by virtue of my reliance on one or more personal representatives), and agree as follows, to-wit:

          1. That the shares being acquired are being received for investment purposes and not with a view toward further distribution;

          2. That I have a full and complete understanding of the phrase "for investment purposes and not with a view toward further distribution";

          3. That I understand the meaning of "unregistered shares" and know that they are not freely tradeable;

          4. That any stock certificate issued by you to me in connection with the shares being acquired shall be imprinted with a legend restricting the sale, assignment, hypothecation or other disposition unless it can be made in accordance with applicable laws, rules and regulations;

          5. I agree that the stock transfer records of your Company shall reflect that I have requested the Company not to effect any transfer of any stock certificate representing any of the shares being acquired unless I shall first have obtained an opinion of legal counsel to the effect that the shares may be sold in accordance with applicable laws, rules and regulations, and I understand that any opinion must be from legal counsel satisfactory to the Company and, regardless of any opinion, I understand that the exemption covered by any opinion must in fact be applicable to the shares;

          6. That I shall not sell, offer to sell, transfer, assign, hypothecate or make any other disposition of any interest in the shares being acquired except as may be pursuant to any applicable laws, rules and regulations;

          7. I fully understand that my shares which are being exchanged for shares of the Company are "risk capital," and I am fully capable of bearing the economic risks attendant to this investment, without qualification; and

          8. I also understand that without approval of counsel for Triple Chip, all shares of Triple Chip to be issued and delivered to me in exchange for my shares of Miller Petroleum shall be represented by one stock certificate only and which such stock certificate shall be imprinted with the following legend or a reasonable facsimile thereof on the front and reverse sides thereof:

          The shares of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold or otherwise transferred unless compliance with the registration provisions of such Act has been made or unless availability of an exemption from such registration provisions has been established, or unless sold pursuant to Rule 144 under the Act.

          Any request for more than one stock certificate must be accompanied by a letter signed by the requesting stockholder setting forth all relevant facts relating to the request. Triple Chip will attempt to accommodate any stockholders' request where Triple Chip views the request is made for valid business or personal reasons so long as in the sole discretion of Triple Chip, the granting of the request will not facilitate a "public" distribution of unregistered shares of common voting stock of Triple Chip.

          You are requested and instructed to issue a stock certificate as follows, to-wit:

               Deloy Miller             3,135,815 shares
               3651 Baker Hwy.
               P. O. Box 130
               Huntsville, Tennessee  37756

          Thank you very much.

          Dated this 20th day of December, 1996.

                              Very truly yours,



                              /s/ Deloy Miller

                                 EXHIBIT F



Interwest Transfer
1981 East Murray-Holladay Road
Salt Lake City, Utah  84117

Triple Chip Systems, Inc.
1787 East Ft. Union Blvd., #106
Sandy, Utah  84121

Re:       Exchange of shares of Miller Petroleum, Inc., a
          Tennessee corporation ("Miller Petroleum"), for shares of Triple Chip Systems, Inc., a Delaware corporation
          ("Triple Chip or "Company")

Dear Ladies and Gentlemen:

          Pursuant to that certain Agreement and Plan of Reorganization (the "Plan") between the undersigned, Miller Petroleum, the other stockholders of Miller Petroleum and Triple Chip, I acknowledge that I have approved this exchange; that I am aware of all of the terms and conditions of the Plan; that I have received and personally reviewed a copy of any and all material documents regarding the Company, including, but not limited to Articles of Incorporation, Bylaws, minutes of meetings of directors and stockholders, financial statements and reports filed with the Securities and Exchange Commission during the past twelve months, including Triple Chip s Annual Report on Form 10-KSB for the year ended December 31, 1995, and its Quarterly Reports on Form 10-QSB for the quarters ended March 31, June 30 and September 30, 1996. I represent and warrant that no director or officer of the Company or any associate of either has solicited this exchange; that I am an "accredited investor" as that term is known under the Rules and Regulations of the Securities and Exchange Commission (see Exhibit "A" hereto); and/or, I represent and warrant that I have sufficient knowledge and experience to understand the nature of the exchange and am fully capable of bearing the economic risk of the loss of my entire cost basis.

          I further understand that immediately prior to the completion of the Plan, Triple Chip had little, if any assets, of any measurable value, and that in actuality, the completion of the Plan and the exchange of my shares of Miller Petroleum for shares of Triple Chip results in a decrease in the actual percentage of ownership that my shares of Miller Petroleum represented in Miller Petroleum prior to the completion of the Plan.

          I understand that you have and will make books and records of your Company available to me for my inspection in connection with the contemplated exchange of my shares, and that I have been encouraged to review the information and ask any questions I may have concerning the information of any director or officer of the Company or of the legal and accounting firms for the Company. I understand that the accounting firm for Triple Chip is Mantyla, McReynolds & Associates, Certified Public Accountants, 5872 South 900 East, Suite 250, Salt Lake City, Utah 84121; Telephone #801-269-1818; and that legal counsel for Triple Chip is Leonard W. Burningham, Esq., 455 East 5th South, Suite 205, Salt Lake City, Utah 84111, Telephone #801-363-7411.

          I also understand that I must bear the economic risk of ownership of any of the Triple Chip shares for a long period of time, the minimum of which will be two (2) years, as these shares are "unregistered" shares and may not be sold unless any subsequent offer or sale is registered with the United States Securities and Exchange Commission or otherwise exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), or other applicable laws, rules and regulations.

          I intend that you rely on all of my representations made herein and those in the personal questionnaire (if applicable) I provided to Miller Petroleum for use by Triple Chip as they are made to induce you to issue me the shares of Triple Chip under the Plan, and I further represent (of my personal knowledge or by virtue of my reliance on one or more personal representatives), and agree as follows, to-wit:

          1. That the shares being acquired are being received for investment purposes and not with a view toward further distribution;

          2. That I have a full and complete understanding of the phrase "for investment purposes and not with a view toward further distribution";

          3. That I understand the meaning of "unregistered shares" and know that they are not freely tradeable;

          4. That any stock certificate issued by you to me in connection with the shares being acquired shall be imprinted with a legend restricting the sale, assignment, hypothecation or other disposition unless it can be made in accordance with applicable laws, rules and regulations;

          5. I agree that the stock transfer records of your Company shall reflect that I have requested the Company not to effect any transfer of any stock certificate representing any of the shares being acquired unless I shall first have obtained an opinion of legal counsel to the effect that the shares may be sold in accordance with applicable laws, rules and regulations, and I understand that any opinion must be from legal counsel satisfactory to the Company and, regardless of any opinion, I understand that the exemption covered by any opinion must in fact be applicable to the shares;

          6. That I shall not sell, offer to sell, transfer, assign, hypothecate or make any other disposition of any interest in the shares being acquired except as may be pursuant to any applicable laws, rules and regulations;

          7. I fully understand that my shares which are being exchanged for shares of the Company are "risk capital," and I am fully capable of bearing the economic risks attendant to this investment, without qualification; and

          8. I also understand that without approval of counsel for Triple Chip, all shares of Triple Chip to be issued and delivered to me in exchange for my shares of Miller Petroleum shall be represented by one stock certificate only and which such stock certificate shall be imprinted with the following legend or a reasonable facsimile thereof on the front and reverse sides thereof:

          The shares of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold or otherwise transferred unless compliance with the registration provisions of such Act has been made or unless availability of an exemption from such registration provisions has been established, or unless sold pursuant to Rule 144 under the Act.

          Any request for more than one stock certificate must be accompanied by a letter signed by the requesting stockholder setting forth all relevant facts relating to the request. Triple Chip will attempt to accommodate any stockholders' request where Triple Chip views the request is made for valid business or personal reasons so long as in the sole discretion of Triple Chip, the granting of the request will not facilitate a "public" distribution of unregistered shares of common voting stock of Triple Chip.

          You are requested and instructed to issue a stock certificate as follows, to-wit:

               Deloy Miller             1,790,660 shares
               3651 Baker Hwy.
               P. O. Box 130
               Huntsville, Tennessee  37756

          Thank you very much.

          Dated this 20th day of December, 1996.

                              Very truly yours,



                              /s/ Sharon Miller

                                 EXHIBIT F



Interwest Transfer
1981 East Murray-Holladay Road
Salt Lake City, Utah  84117

Triple Chip Systems, Inc.
1787 East Ft. Union Blvd., #106
Sandy, Utah  84121

Re:       Exchange of shares of Miller Petroleum, Inc., a
          Tennessee corporation ("Miller Petroleum"), for shares of Triple Chip Systems, Inc., a Delaware corporation
          ("Triple Chip or "Company")

Dear Ladies and Gentlemen:

          Pursuant to that certain Agreement and Plan of Reorganization (the "Plan") between the undersigned, Miller Petroleum, the other stockholders of Miller Petroleum and Triple Chip, I acknowledge that I have approved this exchange; that I am aware of all of the terms and conditions of the Plan; that I have received and personally reviewed a copy of any and all material documents regarding the Company, including, but not limited to Articles of Incorporation, Bylaws, minutes of meetings of directors and stockholders, financial statements and reports filed with the Securities and Exchange Commission during the past twelve months, including Triple Chip s Annual Report on Form 10-KSB for the year ended December 31, 1995, and its Quarterly Reports on Form 10-QSB for the quarters ended March 31, June 30 and September 30, 1996. I represent and warrant that no director or officer of the Company or any associate of either has solicited this exchange; that I am an "accredited investor" as that term is known under the Rules and Regulations of the Securities and Exchange Commission (see Exhibit "A" hereto); and/or, I represent and warrant that I have sufficient knowledge and experience to understand the nature of the exchange and am fully capable of bearing the economic risk of the loss of my entire cost basis.

          I further understand that immediately prior to the completion of the Plan, Triple Chip had little, if any assets, of any measurable value, and that in actuality, the completion of the Plan and the exchange of my shares of Miller Petroleum for shares of Triple Chip results in a decrease in the actual percentage of ownership that my shares of Miller Petroleum represented in Miller Petroleum prior to the completion of the Plan.

          I understand that you have and will make books and records of your Company available to me for my inspection in connection with the contemplated exchange of my shares, and that I have been encouraged to review the information and ask any questions I may have concerning the information of any director or officer of the Company or of the legal and accounting firms for the Company. I understand that the accounting firm for Triple Chip is Mantyla, McReynolds & Associates, Certified Public Accountants, 5872 South 900 East, Suite 250, Salt Lake City, Utah 84121; Telephone #801-269-1818; and that legal counsel for Triple Chip is Leonard W. Burningham, Esq., 455 East 5th South, Suite 205, Salt Lake City, Utah 84111, Telephone #801-363-7411.

          I also understand that I must bear the economic risk of ownership of any of the Triple Chip shares for a long period of time, the minimum of which will be two (2) years, as these shares are "unregistered" shares and may not be sold unless any subsequent offer or sale is registered with the United States Securities and Exchange Commission or otherwise exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), or other applicable laws, rules and regulations.

          I intend that you rely on all of my representations made herein and those in the personal questionnaire (if applicable) I provided to Miller Petroleum for use by Triple Chip as they are made to induce you to issue me the shares of Triple Chip under the Plan, and I further represent (of my personal knowledge or by virtue of my reliance on one or more personal representatives), and agree as follows, to-wit:

          1. That the shares being acquired are being received for investment purposes and not with a view toward further distribution;

          2. That I have a full and complete understanding of the phrase "for investment purposes and not with a view toward further distribution";

          3. That I understand the meaning of "unregistered shares" and know that they are not freely tradeable;

          4. That any stock certificate issued by you to me in connection with the shares being acquired shall be imprinted with a legend restricting the sale, assignment, hypothecation or other disposition unless it can be made in accordance with applicable laws, rules and regulations;

          5. I agree that the stock transfer records of your Company shall reflect that I have requested the Company not to effect any transfer of any stock certificate representing any of the shares being acquired unless I shall first have obtained an opinion of legal counsel to the effect that the shares may be sold in accordance with applicable laws, rules and regulations, and I understand that any opinion must be from legal counsel satisfactory to the Company and, regardless of any opinion, I understand that the exemption covered by any opinion must in fact be applicable to the shares;

          6. That I shall not sell, offer to sell, transfer, assign, hypothecate or make any other disposition of any interest in the shares being acquired except as may be pursuant to any applicable laws, rules and regulations;

          7. I fully understand that my shares which are being exchanged for shares of the Company are "risk capital," and I am fully capable of bearing the economic risks attendant to this investment, without qualification; and

          8. I also understand that without approval of counsel for Triple Chip, all shares of Triple Chip to be issued and delivered to me in exchange for my shares of Miller Petroleum shall be represented by one stock certificate only and which such stock certificate shall be imprinted with the following legend or a reasonable facsimile thereof on the front and reverse sides thereof:

          The shares of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold or otherwise transferred unless compliance with the registration provisions of such Act has been made or unless availability of an exemption from such registration provisions has been established, or unless sold pursuant to Rule 144 under the Act.

          Any request for more than one stock certificate must be accompanied by a letter signed by the requesting stockholder setting forth all relevant facts relating to the request. Triple Chip will attempt to accommodate any stockholders' request where Triple Chip views the request is made for valid business or personal reasons so long as in the sole discretion of Triple Chip, the granting of the request will not facilitate a "public" distribution of unregistered shares of common voting stock of Triple Chip.

          You are requested and instructed to issue a stock certificate as follows, to-wit:

               Lawrence LaRue      73,525 shares
               3651 Baker Hwy.
               P. O. Box 130
               Huntsville, Tennessee  37756

          Thank you very much.

          Dated this 20th day of December, 1996.

                              Very truly yours,



                              /s/ Lawrence LaRue

                                 EXHIBIT G

                    CERTIFICATE OF OFFICER PURSUANT TO

                   AGREEMENT AND PLAN OF REORGANIZATION


          The undersigned, the President of Triple Chip Systems, Inc., a Delaware corporation ("Triple Chip"), represents and warrants the following as required by the Agreement and Plan of Reorganization (the "Plan") between Triple Chip and Miller Petroleum, Inc., a Tennessee corporation ("Miller Petroleum"), and the stockholders of Miller Petroleum (the Miller Petroleum Stockholders ):

          1. That he is the President of Triple Chip and has been authorized and empowered by its Board of Directors to execute and deliver this Certificate to Miller Petroleum and the Miller Petroleum Stockholders.

          2. Based on his personal knowledge, information, belief and opinions of counsel for Triple Chip regarding the Plan:

              (i) All representations and warranties of Triple Chip contained within the Plan are true and correct;

             (ii) Triple Chip has complied with all terms and provisions required of it pursuant to the Plan; and

            (iii) There have been no material adverse changes in the financial position of Triple Chip as set forth in its financial statements for the periods ended December 31, 1995 and 1994, and October 31, 1996, except as set forth in Exhibit C to the Plan.


                              TRIPLE CHIP SYSTEMS, INC.


                              By  /s/ Jeffrey D. Jenson, President

                                 EXHIBIT H


                    CERTIFICATE OF OFFICER PURSUANT TO

                   AGREEMENT AND PLAN OF REORGANIZATION


          The undersigned, the President of Miller Petroleum, Inc., a Tennessee corporation ("Miller Petroleum"), represents and warrants the following as required by the Agreement and Plan of Reorganization (the "Plan") between Miller Petroleum, its stockholders (the "Miller Petroleum
Stockholders") and Triple Chip Systems, Inc., a Delaware corporation ("Triple Chip"):

          1. That he is the President of Miller Petroleum and has been authorized and empowered by its Board of Directors to execute and deliver this Certificate to Triple Chip.

          2.   Based on his personal knowledge, information, belief:

              (i) All representations and warranties of Miller Petroleum contained within the Plan are true and correct;

             (ii) Miller Petroleum has complied with all terms and provisions required of it pursuant to the Plan; and

            (iii) There have been no material adverse changes in the financial position of Miller Petroleum as set forth in its unaudited balance sheet and statement of operations for the period ended October 31, 1996, except as set forth in Exhibit D to the Plan.


                              MILLER PETROLEUM,  INC.


                              By  /s/ Deloy Miller, President


                                /s/ Deloy Miller, Personally